CHISHOLM & ASSOCIATES
Certified Public Accountants
A Professional	P.O. Box 540216	Office (801) 292-8756
Corporation	North Salt Lake, Utah 84054-0216	Fax (801) 292-8809

February 23, 2004

Securities and Exchange Commission

Washington, DC 20549

Re: Univercell Holdings, Inc.

Gentlemen:

We have read Item 4 “CHANGES IN REGISTRANT’S CERTIFYING ACCOUNTANTS” contained in Univercell Holdings, Inc.’s 8-K and are in agreement with the statements contained therein, as they relate to our firm.

Very truly yours,

/s/Chisholm & Associates_____________

Chisholm & Associates

North Salt Lake, Utah